Exhibit 99.1

News Release
nVent Announces First Quarter 2021 Financial Results
Quarterly Results Exceeded Previously Issued Guidance Driven by Increasing Demand and Strong Execution

•Reported sales of $549 million were up 5%, led by Enclosures up 7%; nVent organic sales up 2%
•Reported EPS of $0.39; Adjusted EPS of $0.43, exceeding high end of guidance range
•Cash Flows from Operations of $50 million; $40 million of Free Cash Flow, up vs 2020
•Raising full-year sales and EPS guidance

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON – April 29, 2021 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the first quarter of 2021 and provided guidance for the second quarter and full-year 2021.

“We are off to a great start and I am very pleased with our first quarter performance. We returned to growth and had strong execution in all segments. Our results exceeded the guidance we provided in February. Margins expanded in each segment and we managed price/cost well," said Beth Wozniak, nVent’s chief executive officer.

"We delivered strong cash flow well ahead of the prior year. Our teams have performed well to meet the increase in customer demand and ensure supply chain resiliency despite external challenges. We are excited about our recent acquisition of Vynckier, which further expands our Enclosures portfolio for Infrastructure growth. I am confident we are well positioned with improving demand trends and the electrification of everything to grow globally with new customers, new products, strategic channel relationships and with our digital investments.”

First quarter sales of $549 million were up 5 percent relative to the first quarter 2020 and increased 2 percent organically, which excludes the impact from currency fluctuations and acquisitions. First quarter 2021 earnings per diluted share (“EPS”) were $0.39, up 255 percent, while on an adjusted basis, the company had EPS of $0.43, up 26 percent. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.

First quarter 2021 operating income was $80 million compared to $60 million in the first quarter of 2020. On an adjusted basis, segment income was $97 million versus $82 million in the first quarter of 2020.

nVent had net cash provided by operating activities of $50 million in the first quarter and free cash flow was $40 million.

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FIRST QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	March 31, 2021	March 31, 2020	% / point change
Net Sales	$549	$521	5%
Organic			2%
Operating Income	$80	$60	33%
Reported ROS	14.6%	11.6%
Segment Income	$97	$82	19%
Adjusted ROS	17.7%	15.6%	210 bps

Enclosures
	Three months ended
	March 31, 2021	March 31, 2020	% / point change
Net Sales	$277	$259	7%
Organic			4%
ROS	17.6%	15.8%	180 bps

Electrical & Fastening Solutions ("EFS")
	Three months ended
	March 31, 2021	March 31, 2020	% / point change
Net Sales	$148	$142	4%
Organic			1%
ROS	26.5%	23.6%	290 bps

Thermal Management
	Three months ended
	March 31, 2021	March 31, 2020	% / point change
Net Sales	$124	$121	3%
Organic			-1%
ROS	16.9%	16.8%	10 bps

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GUIDANCE FOR FULL-YEAR AND SECOND QUARTER 2021
The company now estimates reported sales growth for the full-year 2021 of up 8 to 11 percent versus prior guidance of up 4 to 8 percent. This new guidance range represents 5 to 8 percent organic sales growth versus prior guidance of 3 to 6 percent growth. Reported sales guidance includes almost a point benefit from the acquisition of Vynckier. The company now expects full-year 2021 EPS of $1.39 to $1.47 on a GAAP basis and adjusted EPS of $1.67 to $1.75 versus prior guidance of $1.27 to $1.37 on a GAAP basis and adjusted EPS of $1.58 to $1.68.

The company estimates reported sales for the second quarter of 2021 to be up 18 to 21 percent, which represents up 14 to 17 percent on an organic basis. Reported sales guidance includes almost a point benefit from the acquisition of Vynckier. The company estimates second quarter 2021 EPS on a GAAP basis of $0.28 to $0.32 and adjusted EPS of $0.36 to $0.40.

DIVIDENDS
nVent previously announced on February 22, 2021 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable on May 7, 2021.
EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s first quarter performance on a conference call with analysts and investors at 10:00 a.m. EST today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 5885657 approximately ten minutes before the 10:00 a.m. EST start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on June 10, 2021 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.

About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic and potential impairment of goodwill and trade names; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.
Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Beth Morrill
Communications Content Lead
nVent
919.352.6259
Beth.Morrill@nvent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended
In millions, except per-share data	March 31, 2021	March 31, 2020
Net sales	$548.9	$520.9
Cost of goods sold	339.9	325.6
Gross profit	209.0	195.3
% of net sales	38.1%	37.5%
Selling, general and administrative	117.2	123.1
% of net sales	21.4%	23.6%
Research and development	11.4	11.9
% of net sales	2.1%	2.3%
Operating income	80.4	60.3
% of net sales	14.6%	11.6%
Net interest expense	8.1	9.9
Other expense	0.6	0.8
Income before income taxes	71.7	49.6
Provision for income taxes	6.3	31.0
Effective tax rate	8.8%	62.5%
Net income	$65.4	$18.6
Earnings per ordinary share
Basic	$0.39	$0.11
Diluted	$0.39	$0.11
Weighted average ordinary shares outstanding
Basic	167.7	169.8
Diluted	168.8	171.0
Cash dividends paid per ordinary share	$0.175	$0.175

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2021	December 31, 2020
In millions
Assets
Current assets
Cash and cash equivalents	$104.9	$122.5
Accounts and notes receivable, net	351.7	313.8
Inventories	237.9	235.2
Other current assets	104.5	92.9
Total current assets	799.0	764.4
Property, plant and equipment, net	282.7	289.4
Other assets
Goodwill	2,094.3	2,098.2
Intangibles, net	1,088.7	1,105.5
Other non-current assets	133.3	108.6
Total other assets	3,316.3	3,312.3
Total assets	$4,398.0	$4,366.1
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$20.0	$20.0
Accounts payable	176.9	171.1
Employee compensation and benefits	76.3	70.4
Other current liabilities	190.6	188.5
Total current liabilities	463.8	450.0
Other liabilities
Long-term debt	923.2	928.0
Pension and other post-retirement compensation and benefits	228.7	237.9
Deferred tax liabilities	229.4	230.1
Other non-current liabilities	102.9	110.3
Total liabilities	1,948.0	1,956.3
Equity	2,450.0	2,409.8
Total liabilities and equity	$4,398.0	$4,366.1

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2021	March 31, 2020
Operating activities
Net income	$65.4	$18.6
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	9.7	9.6
Amortization	15.9	16.0
Deferred income taxes	(1.5)	26.0
Share-based compensation	(0.2)	1.9
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(42.2)	(2.6)
Inventories	(6.2)	(6.1)
Other current assets	(12.6)	(5.7)
Accounts payable	10.1	(33.3)
Employee compensation and benefits	7.1	(9.3)
Other current liabilities	2.5	(8.6)
Other non-current assets and liabilities	1.9	0.2
Net cash provided by (used for) operating activities	49.9	6.7
Investing activities
Capital expenditures	(9.9)	(10.2)
Proceeds from sale of property and equipment	0.1	1.1
Acquisitions, net of cash acquired	(3.9)	(27.0)
Net cash provided by (used for) investing activities	(13.7)	(36.1)
Financing activities
Net receipts of revolving long-term debt	—	150.0
Repayments of long-term debt	(5.0)	(3.8)
Dividends paid	(29.4)	(29.7)
Shares issued to employees, net of shares withheld	2.0	3.0
Repurchases of ordinary shares	(20.0)	(3.2)
Net cash provided by (used for) financing activities	(52.4)	116.3
Effect of exchange rate changes on cash and cash equivalents	(1.4)	(5.4)
Change in cash and cash equivalents	(17.6)	81.5
Cash and cash equivalents, beginning of period	122.5	106.4
Cash and cash equivalents, end of period	$104.9	$187.9

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2021	2020
In millions	First Quarter	First Quarter
Net sales
Enclosures	$277.0	$258.5
Electrical & Fastening Solutions	147.9	141.9
Thermal Management	124.0	120.5
Total	$548.9	$520.9
Segment income (loss)
Enclosures	$48.8	$40.9
Electrical & Fastening Solutions	39.2	33.5
Thermal Management	21.0	20.3
Other	(11.9)	(13.2)
Total	$97.1	$81.5
Return on sales
Enclosures	17.6%	15.8%
Electrical & Fastening Solutions	26.5%	23.6%
Thermal Management	16.9%	16.8%
Total	17.7%	15.6%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2021 excluding the effect of adjustments (Unaudited)

	Actual	Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Full Year
Net sales	$548.9
Operating income	80.4
% of net sales	14.6%
Adjustments:
Restructuring and other	0.8
Intangible amortization	15.9
Segment income	$97.1
Return on sales	17.7%

Net income - as reported	$65.4	$52	$241
Adjustments to operating income	16.7	16	65
Income tax adjustments	(8.7)	(3)	(17)
Net income - as adjusted	$73.4	$65	$289
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.39	$ 0.28 - 0.32	$ 1.39 - 1.47
Adjustments	0.04	0.08	0.28
Diluted earnings per ordinary share - as adjusted	$0.43	$ 0.36 - 0.40	$ 1.67 - 1.75
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2020 excluding the effect of adjustments (Unaudited)

	Actual
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$520.9	$447.2	$509.3	$521.2	1,998.6
Operating income (loss)	60.3	45.3	(141.6)	74.4	38.4
% of net sales	11.6%	10.1%	(27.8%)	14.3%	1.9%
Adjustments:
Restructuring and other	4.3	6.2	5.4	6.1	22.0
Acquisition transaction and integration costs	0.9	0.8	0.5	0.3	2.5
Intangible amortization	16.0	16.0	16.1	16.1	64.2
Impairment of goodwill	—	—	212.3	—	212.3
Impairment of trade names	—	—	8.2	—	8.2
Segment income	$81.5	$68.3	$100.9	$96.9	$347.6
Return on sales	15.6%	15.3%	19.8%	18.6%	17.4%

Net income (loss) - as reported	$18.6	$25.8	$(138.7)	$47.1	$(47.2)
Adjustments to operating income (loss)	21.2	23.0	242.5	22.5	309.2
Pension and other post-retirement mark-to-market loss	—	—	—	8.7	8.7
Income tax adjustments	18.3	0.2	(27.7)	(5.5)	(14.8)
Net income - as adjusted	$58.1	$49.0	$76.1	$72.8	$255.9
Diluted earnings (loss) per ordinary share
Diluted earnings (loss) per ordinary share - as reported	$0.11	$0.15	$(0.82)	$0.28	$(0.28)
Adjustments	0.23	0.14	1.27	0.15	1.78
Diluted earnings per ordinary share - as adjusted	$0.34	$0.29	$0.45	$0.43	$1.50

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended March 31, 2021 (Unaudited)

	Q1 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	2.0%	3.1%	0.3%	5.4%
Enclosures	4.3%	2.9%	—%	7.2%
Electrical & Fastening Solutions	0.7%	2.4%	1.1%	4.2%
Thermal Management	(1.2)%	4.1%	—%	2.9%

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ending June 30, 2021 and year ending December 31, 2021 (Unaudited)

	Forecast (1)
	Q2 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	14 - 17%	3%	1%	18 - 21%	5 - 8%	2%	1%	8 - 11%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended
In millions	March 31, 2021	March 31, 2020
Net cash provided by (used for) operating activities	$49.9	$6.7
Capital expenditures	(9.9)	(10.2)
Proceeds from sale of property and equipment	0.1	1.1
Free cash flow	$40.1	$(2.4)